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                                                                   Exhibit 10.22

                         PROFESSIONAL SERVICES AGREEMENT

         Below are the terms and condition of an agreement for the professional services of Barnet J. Cohen.

         Whereas, Barnet J. Cohen (Executive) has over 30 years of industry experience; is knowledgeable about all products distributed by Valley Media, Inc. (Company); is recognized, trusted, and respected by industry vendors and customers; has substantial leadership experience; and, is generally recognized as an industry leader, and whereas, as Valley Media, Inc., lacks substantial depth in the aforementioned skills and knowledge,

         it is hereby agreed that Valley Media, Inc., engage Barnet J. Cohen to provide certain professional services in accordance with the terms and conditions precluded herein.

I.       Term.

                  This agreement is made July 1, 2001, and is for a nine-month period, concluding March 30, 2002, which coincides with the last day of Valley Media's fiscal year. This agreement shall automatically be renewed for a period of one year, and subsequent years thereafter unless cancelled by either party under terms and conditions described below.

II.      Duties and Responsibilities.

                  Barnet J. Cohen shall provide leadership, guidance, and industry insight to the sales, operations, and general administration of VMIX. Including, but not limited to, new and continuing issues and initiatives relating to customer and vendor development, customers and vendor relations, market development, new product development, operational management and systems, finance administration, and personnel management and recruiting.

III.     Termination of Agreement.

         A. This agreement may be cancelled by Barnet J. Cohen at any time. In the event Barnet J. Cohen terminates said agreement, compensation shall be paid through date of termination.

         B. This agreement can be cancelled by the Chief Executive Officer of Valley Media, Inc., with a 30-day written notice in the event of cause. For purposes of the foregoing, "cause" shall mean (1) a material breach by the Executive of the Executive's obligations of confidentiality or loyalty; (2) the Executive's willful and repeated failure to comply with the lawful directives of the Board of Directors of the Company; (3) negligence or willful misconduct by the Executive in the performance of the Executive's duties to the Company; (4) the commission by the Executive of an

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                  act (including, but not limited to, a felony or a crime
                  involving moral turpitude) causing material harm to the standing and reputation of the Company, as determined in good faith by the Board; (5) misappropriation, breach of trust or fraudulent conduct by the Executive with respect to the assets or operations of the Company or any of its subsidiaries; (6) the continued use by the Executive of alcohol or drugs to an extent that, in the good faith determination of the Board, materially interferes with the performance by the Executive of the Executive's employment responsibilities; (7) the repeated threat by the Executive to cause, or the actual occurrence of, damage to the relations of the Company or any of its subsidiaries with customers, suppliers, lenders, advisors or employees which damage is materially adverse to the business or operations of the Company or any of its subsidiaries; or
                  (8) continued unauthorized absence from work. Termination without cause shall not include termination by voluntary resignation, death or disability, and no severance amounts shall be payable upon the occurrence of any of the foregoing. In the event of termination for cause, compensation will be paid through the 30-day period.

         C. This agreement can be cancelled by VMI without cause. In the event of cancellation without cause, this action can only be initiated by Valley Media's Chief Executive Officer and the written concurrence of a majority of the outside directors of Valley Media's Board. In the event of termination without cause, compensation will be paid for six months following date of notice of termination (which may precede or follow date(s) of concurrence by outside directors), or to the end of this agreement, whichever is less.

         D. In the event this agreement is cancelled by either party, all authorized expenses incurred by Barnet J. Cohen shall be fully reimbursed.

IV.      Compensation.

                  Compensation shall be paid on a schedule mutually acceptable to both parties. This may be via normal salary or 1099 payments.

                  Annual amount of compensation shall be $200,000 (compensation for the period July 1, 2001, through March 30, 2002, shall be $150,000).

V.       Expenses.

                  All expenses relating to the services provided in this agreement shall be reimbursed by Valley Media, Inc. Monthly expenses, up to $3,000, relating to this agreement, do not require prior approval and should be submitted directly to Valley Media, Inc., for payment. In the event extraordinary or greater expenses are required, Barnet J. Cohen shall obtain the prior approval of any member of Valley Media's Executive Staff. Executive staff shall be defined as all officers of the corporation who are an Executive Vice President or higher.

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         Expenses should be submitted directly to accounting along with appropriate "project" reference and approval name and date.



VI.      Confidentiality and Non-Compete.

                  Confidential Information; Company Property. Executive acknowledges that the information, observations, and data obtained by him while employed by the Company and its subsidiaries concerning the product, efforts, business, and affairs of the Company, its subsidiaries and any predecessor to the business of the Company that are not generally available to the public other than as a result of breach of this Agreement by Executive ("Confidential Information") are the property of the Company and its subsidiaries. Executive agrees that he shall not disclose to any unauthorized person, or use for his own account, any Confidential Information without the prior written consent of the Company unless, and in such case only to the extent that, such matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Notwithstanding the foregoing, in the event Executive becomes legally compelled to disclose Confidential Information pursuant to judicial or administrative subpoena or process or other legal obligation, Executive may make such disclosure only to the extent required, in the opinion of counsel for Executive, to comply with such subpoena, process, or other obligation. Executive shall, as promptly as possible and in any event prior to the making of such disclosure, notify the Company of any such subpoena, process, or obligation and shall cooperate with the Company in seeking a protective order or other means of protecting the confidentiality of the Company Information. Executive shall deliver to the Company at the termination of the Employment Period, or at any time the Company may reasonably request, all memoranda, notes, plans, records, reports, computer tapes, software, other documents, and data (and copies hereof) containing, relating to, or derived from the Confidential Information or the business of the Company or its subsidiaries which he may then possess or have under his control. Executive agrees that he will not retain after the termination of the Employment Period any copies of any Confidential Information including, without limitation, any software, documents, or other materials originating with and/or belonging to the Company or any subsidiary of the Company.

                  Executive acknowledges that in the course of his employment with the Company he will become familiar with the Company's trade secrets and with other confidential information concerning the Company and its predecessors and that his services have been, and will be of special, unique, and extraordinary value to the Company. Executive agrees that, during the period in which Executive is receiving compensation hereunder (the "Non-Compete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business in the United States that is engaged in the sale and/or distribution of audio or video recordings, irrespective of format. Nothing herein shall prohibit Executive from being a passive owner of not more

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         than 1% of the outstanding stock of another corporation, so long as
         Executive has no active participation in the management or the business of such corporation. Executive acknowledges that the Company plans to rapidly expand its business and conduct such business throughout the United States and ultimately throughout the world.

                 Executive shall not directly or indirectly (1) induce or attempt to induce any employee of the Company or any subsidiary of the Company to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any such subsidiary and any employee thereof; (2) induce or attempt to induce any customer, supplier, licensee or other business relationship of the Company or any subsidiary of the Company to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relationship and the Company or any such subsidiary; or (3) make an oral or written disparaging statement, comment, or remark about the Company or any of its subsidiaries to any employee, customer, supplier, licensee, or other business relationship of the Company, or any of its subsidiaries, or to or for the intended use of any member of the press.

         IN WITNESS WHEREOF, this Agreement has been signed and sealed the day first above written.

COMPANY:

Valley Media, Inc.


\s\ Peter Berger
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By: Peter Berger,
Chief Executive Officer
August 9, 2001

\s\ Barnet J. Cohen
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Barnet J. Cohen
Chairman of the Board
August 9, 2001